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                                                                    EXHIBIT (23)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-28310, No. 33-16934, No. 2-56896, No. 33-50071, No. 333-10151, and No.
333-24813 on Form S-8 and No. 33-56415 on Form S-3 of our reports dated April 6, 1998, appearing in or incorporated by reference in this Annual Report on Form 10-K of SUPERVALU INC. for the year ended February 28, 1998.


/S/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
May 26, 1998